EXHIBIT 4D



                        WARWICK VALLEY TELEPHONE COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE




                          EIGHTH SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 1990






                     Supplementing the Indenture of Mortgage
                          Dated as of November 1, 1952
                                  and creating

                      9.05% First Mortgage Bonds, Series I,
                                 Due May 1, 2000













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                  EIGHTH SUPPLEMENTAL INDENTURE, dated as of May 1, 1990, by and between WARWICK VALLEY TELEPHONE COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called the "Company"), and THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, as Trustee (hereinafter called the "Trustee").

                                R E C I T A L S:

                  The background of this Eighth Supplemental Indenture is:

                  A. The Company heretofore executed and delivered to The First National Bank of Warwick, as Trustee, its Indenture of Mortgage (hereinafter referred to as the "Original Indenture" and the Original Indenture and all supplemental indentures being hereinafter collectively referred to as the "Indenture"), dated as of November 1, 1952 (to which this instrument is supplemental), whereby the Company granted, bargained, sold and conveyed unto the Trustee and to its successors in said trust, all property real, personal and mixed then owned or thereafter acquired by the Company (other than property excepted from the lien thereof) to be held by the Trustee in trust in accordance with the provisions of the Indenture for the equal pro rata benefit and security of all Bonds issued under the Indenture.

                  The Company thereafter executed and delivered seven supplemental indentures to the Original Indenture for the purpose of creating additional series of Bonds issuable under the Indenture, subjecting additional property to the lien of the Indenture and amending specific provisions of the Original Indenture.

                  The Original Indenture and all supplemental indentures thereto have been duly recorded in the County Clerk's Office of the County of Orange in the State of New York and in the County Clerk's Offices of the Counties of Sussex and Passaic in the State of New Jersey (the only counties in which the Company owns property).

                  B. The Bank of New York has become the successor trustee under the Indenture in accordance with the provisions thereof.

                  C. The Company proposes (i) to create, issue and establish the terms and provisions applicable to an additional series of Bonds to be designated 9.05% First Mortgage Bonds, Series I, due May 1, 2000 (hereinafter referred to as the "Series I Bonds"), limited in aggregate principal amount to $3,000,000, and (ii) to mortgage and convey additional properties acquired or constructed by the Company since the date of the Seventh Supplemental Indenture.

                  D. All acts and things necessary to make the Series I Bonds, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid, binding and legal obligations of the Company, and by these presents to constitute a valid indenture and agreement according to its terms, have been done and performed, and the execution of



















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this Eighth Supplemental Indenture and the issue of the Series I Bonds have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this Eighth Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees to and with the Trustee and its successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all Bonds issued and to be issued under the Indenture, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE ONE

                              MORTGAGE OF PROPERTY

                  S1.01. The Company in order to better secure the principal of and interest (and premium, if any) on all Bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Original Indenture and all supplemental indentures thereto contained, does hereby grant a security interest in and does hereby grant, bargain, sell, convey and mortgage unto the Trustee, and to its successors in said trust, forever, all of the property, rights and franchises acquired or constructed by the Company since March 1, 1983, the date of the Seventh Supplemental Indenture, except property of the character specifically excepted from the lien of the Indenture, in trust, nevertheless, for the same purposes and upon the same conditions as are set forth in the Indenture.

                                   ARTICLE TWO

                                 SERIES I BONDS

                  S2.01. Designation, Amount, Rate and Form. There is hereby created a series of Bonds to issued under the Indenture, limited to the aggregate principal amount of $3,000,000, which shall be designated "9.05% First Mortgage Bonds, Series I, due May 1, 2000." The Series I Bonds shall be issued only as registered bonds without coupons. The Series I Bonds initially issued shall be dated as of and bear interest from the date of issuance thereof; shall mature May 1, 2000; shall bear interest at the rate of 9.05% per annum, payable semiannually on May 1 and November 1 in each year until the principal thereof shall have become due and payable; and shall bear interest on any overdue principal and on any overdue interest at the rate of 10.05% per annum, so far as the same may be legally enforeable, from the due date thereof until fully paid. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Series I Bonds shall be substantially in the form set forth in Exhibit A hereto. Series I Bonds issued upon transfer or exchange for different denominations or in substitution for lost, stolen, destroyed or mutilated Series I Bonds shall be dated so that no gain or loss of interest shall occur.

















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                  There shall be no sinking fund for the Series I Bonds and the
Series I Bonds may not be redeemed prior to their maturity date.

                  S2.02. Authentication of Series I Bonds. After the execution and delivery of this Eighth Supplemental Indenture and upon compliance with the provisions of the authenticate and deliver to or upon the written order of the Company, Series I Bonds in an aggregate principal amount not to exeed $3,000,000.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                  S3.01. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, WARWICK VALLEY TELEPHONE COMPANY, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by it Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, party of the second part, has caused these presents to be signed in its corporate name by one of its ___________ or _______________ and its corporate seal to be hereunto affixed and attested by one of its _________________, all as of the day and year above written.

                                        WARWICK VALLEY TELEPHONE COMPANY

                                        By (signed) Fred M. Knipp
                                          Its President
(Corporate Seal)

Attest:

By (signed) Philip S. Demarest
  Its Secretary

                                        THE BANK OF NEW YORK

                                        By (signed) Walter N. Gitlin
                                          Its Assistant Vice President

(Corporate Seal)

Attest:

By (signed)
  Its Assistant Vice President





















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STATE OF NEW YORK  )
                   ) SS
COUNTY OF ORANGE   )

                  On this 25th day of June, 1990, before me, personally came Fred M. Knipp, to me known, who, being by me duly sworn, did depose and say that he resides at the Village of Warwick, New York; that he is the President of WARWICK VALLEY TELEPHONE COMPANY, the corporation described in and which executed the above instrument; that he knew the seal of said corporation; that the seal affixed to said instrument was such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                               (signed) Bonnie A. Jackowitz
                                                     Notary Public

                                                  BONNIE A. JACKOWITZ
                                             Notary Public, State of New York
                                          No. 4802628 Certified in Orange County
                                            Commission Expires May 31, 1992

STATE OF NEW YORK   )
                    )  SS
COUNTY OF ORANGE    )

                  On this 26th day of June, 1990, before me, personally came Walter N. Gitlin, to me known, who, being by me duly sworn, did depose and say that he resides at 101 Daniel Low Terrace, Staten Island, NY 10301 New York; that he is the Assistant Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the above instrument; that he knew the seal of said corporation; that the seal affixed to said instrument was such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                              (signed) Virginia Barazotti
                                                     Notary Public

                                                  VIRGINIA BARAZOTTI
                                           Notary Public, State of New York
                                                    No. 41-4734647
                                              Qualified in Queens County
                                         Certificate filed in New York County
                                         Commission Expires November 30, 1991












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                      (Form of Registered Bond of Series I)

No.                                                                      $

                        WARWICK VALLEY TELEPHONE COMPANY
                       9.05% First Mortgage Bond, Series I
                                 Due May 1, 2000

                  WARWICK VALLEY TELEPHONE COMPANY, a New York corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns
                                 on May 1, 2000
                             the principal amount of

                                                              DOLLARS ($       )

and to pay to the registered owner hereof interest hereon from the date hereof at the rate of nine and five-hundredths percent (9.05%) per annum, semiannually on the first day of May and on the first day of November in each year until the principal hereof shall become due and to pay interest on any overdue principal and overdue interest at the rate of ten and five-hundredths percent (10.05%) per annum so far as legally enforceable.

                  Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office of the Trustee in New York, New York, under the Indenture mentioned below.

                  This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company known as First Mortgage Bonds, all issued or issuable in one more series under the equally secured (except insofar as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated as of November 1, 1952, executed and delivered by the Company to the First National Bank of Warwick, which has been succeeded by The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture of Mortgage and all indentures supplemental thereto (hereinafter collectively referred to as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities hereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

                  This bond may not be redeemed prior to its maturity.




                                    Exhibit A
                     (to the Eighth Supplemental Indenture)

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than 60% in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of



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interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid.

                  This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, at the office of the Trustee in New York, New York upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

                  The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

                  By its acceptance hereof, the registered owner of this bond agrees that, in the absence of the registration of this bond under the Securities Act of 1933, as amended, it will only transfer this bond in accordance with any available exemption from the requirements of Section 5 of the Securities Act of 1933, as amended, and in any event, in accordance with any applicable state securities laws.

                  If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in the Indenture, waive past defaults thereunder and the consequences of such defaults.















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                  No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond as provided in the Indenture.

                  This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

                  IN WITNESS WHEREOF, WARWICK VALLEY TELEPHONE COMPANY, has caused these presents to be executed in its corporate name by its President, or one of its Vice Presidents under corporate seal or a facsimile thereof, and attested by its Secretary or one of its Assistant Secretaries, and this bond to be dated June __, 1990.

                                        WARWICK VALLEY TELEPHONE COMPANY

                                        By
                                          Its

Attest:

By
  Its Secretary


                 (Form of Trustee's Authentication Certificate)

                  This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By
                                          Its











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